EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-22445 of Guideline, Inc. on Form S-8 (pertaining to the Guideline, Inc. 1996 Stock Option Plan); in Post-Effective Amendment No.1 to the Registration No. 333-68315 on Form S-8 (pertaining to the Guideline, Inc. 1996 Stock Option Plan); in Registration Statement No. 333-111081 on Form S-8 (pertaining to the Guideline, Inc. 2003 Stock Option Plan and 2003 Stock Incentive Plan); Registration Statement No. 333-43940 on Form S-8 (pertaining to the Guideline, Inc. 1996 Stock Option Plan); and in Registration Statement No. 333-135642 on Form S-8 (pertaining to the Guideline, Inc. 2003 Stock Incentive Plan) of our report dated April 16, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in method of accounting for stock-based compensation on January 1, 2006 to conform with SFAS No. 123R, “Share-Based Payments”, and the application of SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements effective as of December 31, 2006.”), relating to the consolidated financial statements and financial statement schedule of Guideline, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Guideline, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
New York, New York
April 16, 2007